BROKER-DEALER
                        MARKETING AND SERVICING AGREEMENT
                                       FOR
                           VARIABLE ANNUITY CONTRACTS

AGREEMENT dated this day of ___, _____________, ______ by and between Principal Life Insurance Company, (hereinafter called "Issuer"), Princor Financial Services Corporation (hereinafter called "Distributor") and (hereinafter called "Broker"). For the purposes of this Agreement, in those states in which Broker cannot obtain an insurance license the term "Broker" shall include such validly licensed insurance representatives designated by Broker to effect the sale of variable annuity contracts issued by the Issuer (hereinafter called "Annuity Contracts").

                                    MARKETING

In consideration of the mutual agreements herein contained, the Parties hereto agree as follows:

1. The Distributor appoints the Broker to sell Annuity Contracts. This agreement is a selling and servicing agreement between broker-dealers. It does not designate any party as the broker, agent, or employee of any other Party. Words and phrases in this Agreement given special meaning in any Annuity Contracts shall have that same special meaning in this Agreement unless specifically defined otherwise herein.

2. The Broker agrees to direct its best efforts to find purchasers and provide service for Annuity Contracts. The Broker does not undertake to sell or service any specific number of Annuity Contracts issued by the Issuer.

3. The Distributor shall provide the Broker with a reasonable number of current prospectuses, annual reports and such other material as the Distributor determines to be desirable for use in connection with the sale and servicing of Annuity Contracts or the solicitation of applications for participation thereunder. The Distributor indemnifies and holds the Broker harmless for misrepresentations or omissions with regard to prospectuses and sales materials provided by the Distributor as well as misrepresentations or omissions of employees of the Distributor or Principal Life Insurance Company relied upon in connection with the sale and servicing of Annuity Contracts.

4. The Broker warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. (NASD) and will promptly notify Distributor of any change in Broker's status as a member of the NASD.

5. The Broker represents that it is currently a member of SIPC and, while this agreement is in effect, will continue to be a member of SIPC. The Broker agrees to notify the Distributor if the Broker's SIPC membership status changes.

6. The Broker warrants that the Broker, and any person associated with or acting for the Broker in the solicitation of applications for Annuity Contracts shall be qualified pursuant to the requirements of the NASD and appropriate federal and state agencies regulating securities, insurance, any other aspect of the Annuity Contracts or the sale and servicing of them. The Broker shall be responsible for seeing to such qualifications, and indemnifies and holds the Distributor and the Issuer harmless for any failure to have all persons engaged in solicitation or servicing on its behalf properly licensed, registered, and appointed for securities and insurance sales.

7. The Broker is responsible for supervising and controlling the conduct and activities of its Registered Representatives with regard to the sale and distribution of Annuity Contracts. The Broker agrees to indemnify and hold the Distributor and the Issuer harmless for claims and actions of any sort which arise from the conduct and activities of the persons associated with it who are involved in the sale, servicing and distribution of the Annuity Contracts. The Distributor indemnifies and holds the Broker harmless for claims which arise from alleged untrue statements contained in the registration statement, prospectus or approved sales material for the Annuity Contracts. The Broker shall use only sales materials or advertising for the Annuity Contracts that have been approved in writing by the Distributor.

8. The Broker acts only in its own behalf in making agreements with Registered Representatives or other persons in connection with the solicitation or sales of Annuity Contracts.

9. The Broker agrees to maintain all books and records relating to the servicing and sale of Annuity Contracts or interests therein required to be maintained by the Broker pursuant to the Securities Exchange Act of 1934, in conformity with the requirements of Rules 17, 17a-3 and 17a-4 under such Act, and to the applicable securities or insurance laws of any state.

10. The Broker shall transmit promptly and directly to the Distributor all contributions collected by or paid to the Broker. All Annuity Contracts are to be delivered promptly, and any undelivered Annuity Contracts are to be returned within the time allowed or on demand.

                                  COMPENSATION

1. While this Agreement is in force, compensation for the sale and servicing of each Annuity Contract shall be paid pursuant to a corresponding schedule attached hereto and made a part hereof. (Each Annuity Contract will have a corresponding Compensation Schedule)

2. Compensation shall only be paid to the Broker of record on premiums paid to and retained by Issuer while this Agreement is in force. Issuer expressly reserves the right to change the broker-dealer of record or Registered Representative in the event an Annuity Contract owner so requests. Determination of the Annuity Contracts applicable to this Agreement shall be by the Issuer.

3. In those states where Broker cannot obtain an insurance license, Broker represents and warrants that: it will effect the sale of any contract through a validly licensed insurance Representative (Compensation Representative) who has entered into an agreement with Broker for this purpose; it authorizes Distributor to pay any compensation due it from sales of a contract to such Compensation Representative; it remains fully responsible for recordkeeping and supervision of the solicitation and/or sale of Annuity Contracts; all monies received by Compensation Representative in accordance with this section will be distributed by Compensation Representative only to duly licensed Registered
         Representatives who have been appointed by the Issuer to solicit for applications for Annuity Contracts.

4. The Distributor may, at any time, upon written notice to the Broker, change any and all of the rates of Compensation set out herein. Broker will be deemed to have accepted a new Compensation Schedule if an application is submitted for an Annuity Contract affected after said Compensation Schedule has been mailed to the broker.

5. Any indebtedness of any kind due to the Distributor or Issuer from the Broker may be offset against any amount due the Broker.

                                     GENERAL

1. The Broker has no authority to: incur any liability or debt against the Distributor or the Issuer; accept risks or contracts of any kind; make, alter, authorize or discharge any contract; extend the time of payment of any contributions; waive payments, fail to transmit promptly any contributions collected to the Distributor; bind the Distributor or the Issuer in any way.

2. Any modifications of this Agreement must be in writing and signed by an authorized officer of the Distributor and of the Issuer.

3. This Agreement may be terminated by either the Distributor, the Broker or the Issuer upon written notice to the last known address of the other parties.

4. This Agreement supersedes and replaces any and all prior agreements of the Distributor or the Issuer with the Broker on the subject of Annuity Contracts or the sale and service of them.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in triplicate on the date first above written.

                                        Broker______________________________


                                        By__________________________________

                                        ____________________________________
                                        Please type or print name

                                        PRINCOR FINANCIAL SERVICES CORPORATION


                                        By__________________________________

                                        PRINCIPAL LIFE INSURANCE COMPANY


                                        By__________________________________

                          DEALER COMPENSATION SCHEDULE
                       FREEDOMsm VARIABLE ANNUITY CONTRACT



Contract Year                                       Commission*
-------------                                       -----------

1 - 4 years                                         0.35% (.0875% per quarter)

5 +                                                 0.25% (.0625% per quarter)


* Annual Trail Commission paid quarterly starting at the end of the first quarter as a percentage of account value.

NOTE:    Commissions  will  not  be  paid,  nor  will  they  accrue,  until  the
         Broker-Dealer   Marketing  and  Servicing   Agreement  has  been  fully
         executed.

                          DEALER COMPENSATION SCHEDULE
                   FLEXIBLE VARIABLE ANNUITY ("FVA") CONTRACT

The Broker will be paid Dealer Compensation in accordance with the Compensation Options elected herein and which the Broker's sales representative shall elect, using the election procedures established by the Insurer, upon submission of the product application to the Insurer and for which good payment has been received.

Compensation paid will be based on Option A unless;
         1) the Broker has elected the other Options (making them available to representatives), and
         2)  the  sales   representative   selects  another   (Broker   elected)
         Compensation Option upon submission of the product application.

Irrespective of the Broker's election of Options, if the Broker becomes entitled to commission as a result of a change of broker on such Annuity Contract, the Broker will receive commissions on such Annuity Contract in accordance with the compensation option in effect for such Annuity Contract prior to the transfer.

A.   Compensation
     ------------
     Oldest of Owner's
     or Annuitant's Age                                      Commission (as a % of purchase payment)*
     when purchase payment paid                        Option A        Option B       Option C        Option D
     --------------------------                        --------        --------       --------        --------
     Purchase payment less than $2 million
     -------------------------------------
     0-75                                              5.500%           5.000%         4.000%          0.000%
     Trail commission**                                0.000%           0.100%         0.300%          1.000%

     Purchase payment over $2 million
     --------------------------------
     0-75                                              4.125%           3.625%         2.625%          0.000%
     Trail commission**                                0.000%           0.100%         0.300%          1.000%

     All purchase payment amounts
     ----------------------------
     76-85                                             4.125%           3.625%         2.625%             N/A
     Trail commission**                                0.000%           0.100%         0.300%             N/A

B.   Reimbursement if Surrendered
     ----------------------------

     In the event of a full or partial surrender of an Annuity Contract for any reason within the first twelve (12) months after a purchase payment is made, any compensation previously paid or payable with respect to such purchase payment will be reimbursed to the Distributor by the Broker promptly and on demand. The amount of the reimbursement will be determined as follows:

                             Reimbursement Schedule
                             ----------------------
       =============================================================================================================
                                  Percentage of Commission                                Percentage of Commission
               Month of               to be Reimbursed                Month of                to be Reimbursed
              Surrender                                               Surrender
       =============================================================================================================
                  1                         100%                          7                         60%
       ------------------------- ---------------------------- -------------------------- ---------------------------
                  2                         100%                          8                         50%
       ------------------------- ---------------------------- -------------------------- ---------------------------
                  3                         100%                          9                         40%
       ------------------------- ---------------------------- -------------------------- ---------------------------
                  4                          90%                         10                         30%
       ------------------------- ---------------------------- -------------------------- ---------------------------
                  5                          80%                         11                         20%
       ------------------------- ---------------------------- -------------------------- ---------------------------
                  6                          70%                         12                         10%
       =============================================================================================================

     The Distributor also reserves the right to require reimbursement of any compensation paid (less any applicable surrender charge) in the three years prior to the surrender date on any purchase payments in excess of the contractual purchase payment limitations.

C.   Reimbursement if annuitized

     If the Annuity Contract is annuitized within the first contract year, the Broker will reimburse the Distributor for compensation paid in an amount determined based upon the dollar amount applied and the type of annuitization option selected.

                   PERCENTAGE OF COMPENSATION TO BE REIMBURSED
                   -------------------------------------------
     I.  5-9 Year Fixed Amount or 5-9 Year Fixed Period
         ----------------------------------------------
     Purchase Payments/Age                      Commission Option
     ---------------------                      -----------------
                                                Option A       Option B
                                                --------       --------
     All purchase payments, all ages              75.00%        70.00%

                                                Option C       Option D
                                                --------       --------
                                                  65.00%         0.00%

     II. All Other Annuitization Options
         -------------------------------
                                               Commission
                                               Option A        Option B         Option C       Option D
                                               --------        --------         --------       --------
     Purchase payment less than $2 million
     -------------------------------------
     0-75                                         45.00%        40.00%           25.00%         0.00%
     76-85                                        30.00%        20.00%            0.00%         0.00%


     Purchase payment $2 million to $5 million
     -----------------------------------------
     0-75                                         30.00%        20.00%            0.00%         0.00%
     76-85                                        30.00%        20.00%            0.00%         0.00%

     Purchase payment greater than $5 million
     ----------------------------------------
     0-75                                         75.00%        70.00%           65.00%         0.00%
     76-85                                        75.00%        70.00%           65.00%         0.00%

Check any or all options available to your representatives.

Broker elects the following compensation option(s)

 X   Option A - Full front end compensation with no trail
---

--- Option B - Slightly lower front-end commission with a .10% annual trail commission paid quarterly starting at the end of the fifth quarter

--- Option C - Lower front-end commission with a .30% annual trail commission paid quarterly starting at the end of the fifth quarter

--- Option D - No front-end commission with a 1.0% annual trail commission paid quarterly starting at the end of the fifth quarter


* In the State of New Jersey, additional purchase payments on or after the later of policy anniversary age 64 or 4 years after issue are payable at 1.0% for Option A, 0.50% for Option B, and 0.0% for Option C and D. In the State of Washington, additional purchase payments on or after the later of policy anniversary age 70 or 10 years after issue are payable at 1.0% for Option A, 0.50% for Option B, and 0.0% for Options C and D. Trail commissions are not affected.

**   Calculated as a percentage of account value.